Filed pursuant to Rule 433
Registration Statement No. 333-146334
May 12, 2009
Relating to Prospectus Supplement
Dated May 12, 2009
May 6, 2009 (Bloomberg) — By Garth Theunissen — South Africa hired JPMorgan Chase & Co. and Barclays Plc’s Absa Group Ltd. to lead the sale of a $1 billion foreign currency bond, National Treasury spokesman Thoraya Pandy said in a telephone interview today. Standard Bank Group Ltd. was appointed as co-lead arranger of the transaction, she said by mobile phone.
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The issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may obtain a copy of the prospectus and the prospectus supplement by calling Barclays Capital Inc., toll-free at 1-888-227-2275, requesting to be connected to Ext. 2663. A written prospectus and prospectus supplement for the offering may be obtained from J. P. Morgan Securities Inc., 1 Chase Manhattan Plaza, Floor 5B, New York, NY 10081.